Exhibit 99.2

Notice of Guaranteed Delivery

for Shares of Common Stock of

CBS CORPORATION

Offer to Exchange

up to 97,000,000 Shares of Common Stock of

CBS OUTDOOR AMERICAS INC.

which are owned by CBS Corporation

for Outstanding Shares of Class B Common Stock of

CBS CORPORATION

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 9, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CBS CLASS B COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the prospectus dated June 11, 2014 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

(1)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(2)	if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Exchange Agent”) on or before the expiration date of the Exchange Offer.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the Exchange Agent as described in the Prospectus (and, in the case of a tender through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit a guarantee by an Eligible Institution (as defined in the Letter of Transmittal)) and the Letter of Transmittal. Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of CBS Class B common stock) may submit this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Exchange Agent for this exchange offer is: Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Hand: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854

By Facsimile: (866) 734-9952

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING (1) A LETTER OF TRANSMITTAL FOR SHARES OF CBS CLASS B COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED, WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF SHARES DELIVERED THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (2) ANY OTHER REQUIRED DOCUMENTS WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to CBS Corporation (“CBS”) the number of shares of Class B common stock, $0.001 par value per share (“CBS Class B common stock”), of CBS set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by CBS to exchange up to 97,000,000 shares of common stock, $0.01 par value per share (“Outdoor Americas common stock”), of CBS Outdoor Americas Inc. (“Outdoor Americas”), which are owned by CBS for shares of CBS Class B common stock.

Number of shares of CBS Class B common stock to be tendered: Account Number (if known): Dated: , 2014
Signature(s) of Registered Holder(s)
Please type or print name(s) of Registered Holder(s) here
Please type or print address

Area Code and Telephone Number

ODD-LOT SHARES

Stockholders who directly or beneficially own fewer than 100 shares of CBS Class B common stock (“Odd-Lot Shares”) who wish to tender all of their shares of CBS Class B common stock will receive preferential treatment if this Exchange Offer is oversubscribed, in that all such shares of CBS Class B common stock tendered will be accepted for exchange and will not be subject to proration. Participants in the CBS 401(k) Plan and the Outdoor 401(k) Plan are not eligible for this preference. Beneficial holders of more than 100 shares of CBS Class B common stock, and those who own less than 100 shares of CBS Class B common stock but do not tender all of their shares, will be subject to proration.

This section is to be completed ONLY if shares of CBS Class B common stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of CBS Class B common stock who wishes to tender all such shares. The undersigned either (check one box):

☐	is the direct or beneficial owner of an aggregate of fewer than 100 shares of CBS Class B common stock, all of which are being tendered;

or

☐	is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of CBS Class B common stock and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of CBS Class B common stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of CBS Class B common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date hereof, (1) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of CBS Class B common stock in the Exchange Agent’s account at DTC, (2) a Letter of Transmittal for shares of CBS Class B common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus), and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of CBS Class B common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated:                     , 2014

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY.

APPLY MEDALLION STAMP HERE

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